Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Profusa, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	150,568,827	$0.59	$88,835,607.93	0.0001381	$12,268.20
Fees to be Paid	Equity	Common Stock underlying Convertible Promissory Notes	(2)	Other	20,027,859	0.59	11,816,436.81	0.0001381	1,631.85
Fees to be Paid	Equity	Common Stock underlying Inducement Warrants	(3)	Other	3,333,333	0.50	1,666,666.50	0.0001381	230.17
Fees to be Paid	Equity	Common Stock, underlying Convertible Promissory Notes	(4)	Other	5,342,274	$0.59	$3,151,941.66	0.0001381	$435.28

Total Offering Amounts:							$105,470,652.90		14,565.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$14,565.50

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Stock Market on April 24, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Stock Market on April 24, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the exercise price of $0.50 per share at which the Inducement Warrants may be exercised.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Stock Market on April 24, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.